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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                                ----------------


                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Date of report October 16, 1997

Date of earliest reported event April, 1997.


                         STERLING WORLDWIDE CORPORATION
               (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)


           NEVADA                    33-55254-29               87-0438649
(STATE OR OTHER JURISDICTION) (COMMISSION FILE NUMBER) (IRS EMPLOYER I.D. NO.)


                       1301 N. Congress Avenue, Suite 135,
                             Boynton Beach, FL 33426
                                 (561) 732-1200
          (ADDRESS AND TELEPHONE NUMBER OF PRINCIPAL EXECUTIVE OFFICES)


                            KOALA CAPITAL CORPORATION
                             2200 Boca Raton Blvd.,
                            Boca Raton, Florida 33431
          (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

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ITEM 1. CHANGES IN CONTROL OF REGISTRANT.


            On August 13, 1997, 50,000,000 shares of common stock or 99% of the issued and outstanding stock of the Company were issued and transferred to the LaSalle Group Ltd., a Cayman Island Corporation with offices in Kent, England in consideration of the transfer from LaSalle of 100% of the issued and outstanding stock of LY Transportation Construction Ltd., a British Virgin Islands Company and LaSalle's agreement to transfer four corporate entities upon formation, to be known as Natural Park Bahamas, Ltd, Natural Park S.A., Ltd., Natural Park Alaska, Inc. and Natural Park USA.


ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

        On August 2, 1997, the Company agreed to transfer the Company's entire interests in its operating subsidiaries, Travelnet International Corp. and Sterling AKG Corp. to Laurie Doll Gladstone as part of an agreement pursuant to which, among other things: (i) Ms. Gladstone was granted an irrevocable three-year put option entitling her to put shares back to the Company in exchange for $2,000,000 of the Company's ordinary shares, registered with the Securities and Exchange Commission, and (ii) the Company agreed to the return to Ms. Gladstone of such number of shares of the Company which would provide her with 80% of the outstanding securities (on a fully diluted basis) of the Company if the Company did not provide certified financial statements for the quarter ended September 30, 1997 to Ms. Gladstone which presented U.S. $10,000,000 in net assets (total assets less total liabilities) on the books of the Company as at such date (the "Condition"). Ms. Gladstone contends that the resolutions of the August 2, 1997 meeting contained resignations of the officers and directors of the Company effective if the Condition was not met. Ms. Gladstone further contends that the Company did not satisfy the Condition. The Company however, believes that it was substantially in compliance by presenting to Ms. Gladstone a certified statement from the accountant which did state that the Company had booked $9,545,000 in assets as of September 30, 1997 which Ms. Gladstone contends was not certified. As a result, a dispute exists with respect to the ownership and control of the Company. The LaSalle Group had believed that an oral compromise had been made to settle the dispute but Ms. Gladstone has denied that any agreement was ever reached. The Company has been informed that on October 2, 1997 a meeting of the Board of Directors of the Company was held in which Mark Colacurcio was reappointed President and sole director of the Company. Management of the Company prior to September 30, 1997 believes that it is still the authorized management of the Company on the date hereof and believes that Ms. Gladstone's only right is to commence litigation. Management is in negotiations with Ms. Gladstone and her representatives to resolve this matter amicably.

            On August 13, 1997, in exchange for 150,000 shares of common stock, the Company acquired 100% of the outstanding common stock of International Property Investments Corporation, a Florida Corporation, and licensed Florida real estate brokerage agency engaged primarily in the brokering of commercial real estate.

            On August 13, 1997, in exchange for 150,000 shares of common stock, the Company acquired 100% of the outstanding common stock of Resort Marketing Group, Inc., a Florida Corporation specializing in the marketing of Resort condominiums and resort-related properties.
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            On August 19, 1997 the Company agreed, in principle, subject to satisfactory completion of due diligence and the negotiation of certain terms, to acquire FINdex.com, a Florida corporation offering services on the Internet. No date has been set for the closing.

            On August 15, 1997, in exchange for 10,000,000 shares of Class A Preferred, $1.00 par value, and 50,000,000 shares of common stock, the Company acquired, from La Salle Group, Ltd., the principal stockholder of the Company, 100% of the outstanding stock of LY Transportation Construction Ltd., a British West Indies company and the rights to four corporate entities in formation known as Natural Park Bahamas, Ltd, Natural Park S.A.,Ltd., Natural Park Alaska, Inc. and Natural Park USA, it is intended that these entities will be engaged in real estate investment and development business.

            On September 8, 1997, the Company acquired four entities which own and operate the Fort Thomas Resort in St. Christopher, British Virgin Islands, in exchange for 513,914 shares of common stock under Regulation S of the Securities and Exchange Act of 1933, as amended and 513,914 shares of restricted common stock of the Company each valued at $10.00 per share. The 68 room sits resort on 7.33 acres and operates year round to serve convention clients, tourist and vacationers. Title to the Resort consisting of approximately 2.331 acres is vested in Fort Thomas Development Company Ltd. Title to the 6.451 acre parcel surrounding the Resort is vested in Limekiln Development Ltd. Fort Thomas Management Company Ltd., is the operator of the Resort. Mado Investment Company Ltd., owns 10,000 of the issued and outstanding shares of each of the foregoing three corporation.


ITEM 3. BANKRUPTCY OR RECEIVERSHIP.


            Not Applicable.


ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.


            The accounting firm of Berkowits & Company, P.A. of Boca Raton, Florida was appointed to replace Smith & Company, of Salt Lake City, Utah, effective March 13, 1997 when the Company moved its offices to Florida.


ITEM 5. OTHER EVENTS.


            On April 15, 1997 pursuant to a Majority Shareholder Consent in Lieu of a Special Meeting of the Shareholders of the Company, pursuant to Nevada Revised Statute 78,320(2), the majority approved
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a reverse split of the company's stock on a 1 for 4 basis. The number of shares outstanding prior to the reverse split was 13,100,000 and subsequent to the reverse split was 3,275,000 common shares.

            On July 2, 1997 pursuant to a Majority Shareholder Consent in Lieu of a Special Meeting of the Shareholders of the Company, pursuant to the Nevada Revised Statute 78.320(2), the majority stockholder approved a reverse split of the Company stock on a 1 for 200 basis. The number of shares outstanding prior to the reverse split was 3,275,000 and subsequent to the reverse split 16,375 common shares.

            On July 11, 1997, pursuant to a Majority Shareholder Consent in Lieu of a Special Meeting of the Shareholders, the Company implemented an amendment to the Company's Articles of Incorporation to provide for the following:

                           (i) authorized an increase in share capital from
100,000,000 shares of common stock to 500,000,000 shares with a par value of $.001, per share; and

                           (ii) authorized 10,000,000 shares of Class A
Preferred Stock with a par value of $1.00 per share. The Class A Preferred Shares have superpriorty voting rights of 100,000 votes per preferred share and further the holders of the Class A preferred shares have the sole right to elect the majority of the directors to the Board of the Company; and

                           (iii) authorized 490,000,000 shares of Class B
Preferred Stock having a par value of $.001 per share which shares are non-voting and are convertible into one share of common stock at a conversion rate of ten shares of Common Stock for each Preferred Share.

            The Board of Directors on August 2, 1997 approved a stock grant, option and award plan and set aside 1,000,000 shares of common stock for issuance to key employees, consultants and attorneys. The Board of Directors approved a 3-year consulting agreement which awards Richard Gladstone 50,000 shares of common stock in each year for three years. Mr. Gladstone was a key consultant to Sterling Worldwide and its subsidiaries, Travel Net and Sterling AKG Corporation, prior to the acquisition by the LaSalle Group Ltd.

            On August 6, 1997 the Company terminated the services of National Stock Transfer of Salt Lake City, Utah and appointed Western States Transfer & Registrar of 4625 South 2300 East, Suite 207, Salt Lake City, Utah 84117-1374, as transfer agent for the Company.
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ITEM 6. RESIGNATIONS OF REGISTRANT'S DIRECTORS


            On August 6, 1997 Mark Colacurio, the Company's President, Corporate Secretary and sole Director resigned and Anne M. E. Greyling was elected President, Treasurer and sole Director. On August 14, 1997 Mary Duncan was appointed Corporate Secretary. Anne M. E. Greyling is a British citizen residing in Tunbridge Wells, Kent, United Kingdom. The Company intends to lease office space in Kent or the greater London area in the United Kingdom to serve as its European headquarters. The Company is currently occupying an office of approximately 3,000 square feet free of rent provided by an affiliate of the Company's principal stockholder La Salle Group, Ltd. The office is locate at 1301 N. Congress Avenue, Suite 135, Boynton Beach, Florida 33426 in the United States.


ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.


            Exhibit A:      International Property Investments
                            Corporation -  Reorganization Agreement.

            Exhibit B:      Resort Marketing Group - reorganization
                            Agreement.

            Exhibit C:      Stock Purchase Agreement - LY Transportation
                            Construction, Ltd.

            Exhibit D:      Acquisition Agreement - Fort Thomas Resort.


ITEM 8. CHANGE IN FISCAL YEAR.


            Not Applicable.
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                                   SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           STERLING WORLDWIDE CORPORATION



Date:  October 21, 1997                    By: /s/ Anne M.E. Greyling
       ----------------                        --------------------------------
                                               Anne M.E. Greyling, Director and
                                               President


                                           By: /s/ John B. M. Frohling
                                               --------------------------------
                                               John B. M. Frohling*
                                               Power of Attorney


* John B.M. Frohling by signing his name thereto signs this Form 8-K on behalf of the persons indicated above pursuant to a power of attorney authorizing John B.M. Frohling to sign this Form 8-K on behalf of Anne M.E. Greyling.